UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2008

LCC International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7900 Westpark Drive, Suite A-315, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-873-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, effective August 4, 2008, LCC International, Inc. (the "Company") has appointed Kenny Young as Chief Executive Officer of the Company.

Mr. Young’s compensation is as follows:

• Annual Base Salary: $375,000

• Annual Bonus: Mr. Young will be eligible for an annual bonus with a target amount equal to 100% of his base salary. Mr. Young’s actual annual bonus, if any, may be below, at, or above target based upon achievement of individual and objective annual performance criteria established by the Compensation Committee.

• Options: Mr. Young was granted stock options to purchase up to 1,200,000 shares of the Company’s Class A common stock. The first tranche of 500,000 options vest in three equal installments on each anniversary of the grant date, commencing on August 27, 2009. The second tranche of 700,000 options vest in equal installments upon the achievement of individual and objective Company performance objectives as determined by the Compensation Committee.

• Benefits: The Executive shall be permitted during the Employment Period to participate in any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans and similar benefits that may be available to other senior executives of the Company.

• Termination Payment: Upon termination of Mr. Young’s employment by the Company without cause or by Mr. Young for good reason, within 45 days after the Company’s receipt of a fully executed release, the Company will pay to Mr. Young a lump sum cash amount equal to one times the sum of (i) Mr. Young’s annual base salary and (ii) his bonus amount. In the event of a Change in Control and a subsequent termination either by the Company without cause or Mr. Young for good reason the Company will pay to Mr. Young a lump sum cash amount equal to one and a half times Mr. Young’s annual base salary and one time his bonus amount.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective August 4, 2008, the Company appointed Kenny Young Chief Executive Officer of the Company and a member of the Company’s Board of Directors. Prior to his appointment as Chief Executive Officer, Mr. Young served as the Company’s President and Chief Operating Officer. For a brief description of the material terms of the employment arrangement between Mr. Young and the Company, see Item 1.01 of this report, which is incorporated by reference into this Item 5.02. The foregoing descriptions of the employment arrangement do not purport to be complete and are qualified in its entirety by the terms and conditions thereof, a copy of which is filed as Exhibit 10.1 to this Form 8-K/A, respectively, and are incorporated in this Item by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

August 29, 2008	By:	/s/ Brian J. Dunn

Name: Brian J. Dunn
Title: Vice President, Counsel, & Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Agreement